CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 31 to Registration Statement No. 333-139186 on Form N-1A of our report dated February 19, 2016, relating to the financial statements and financial highlights of  Morningstar Conservative ETF Asset Allocation Portfolio, (formerly named Ibbotson Conservative ETF Asset Allocation Portfolio), Morningstar Income and Growth ETF Asset Allocation Portfolio (formerly named Ibbotson Income and Growth ETF Asset Allocation Portfolio), Morningstar Balanced ETF Asset Allocation Portfolio (formerly named Ibbotson Balanced ETF Asset Allocation Portfolio), Morningstar Growth ETF Asset Allocation Portfolio (formerly named Ibbotson Growth ETF Asset Allocation Portfolio), Morningstar Aggressive Growth ETF Asset Allocation Portfolio (formerly named Ibbotson Aggressive Growth ETF Asset Allocation Portfolio), ALPS | Alerian Energy Infrastructure Portfolio, ALPS | Red Rocks Listed Private Equity Portfolio, ALPS | Stadion Tactical Defensive Portfolio, and ALPS | Stadion Tactical Growth Portfolio, each a series of ALPS Variable Investment Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended December 31, 2015, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
April 1, 2016